SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8-A12B/A

         For Registration of Certain Classes of Securities
             Pursuant to Section 12(b) or (g) of the
                 Securities Exchange Act of 1934



Main Street Bancorp, Inc.          MBNK Capital Trust I
(Exact name of registrant as       (Exact name of registrant as
specified in its charter)          specified in its charter)


       Pennsylvania                          Delaware
(State of Incorporation or         (State of incorporation or
organization)                      organization)

       23-296095                            Applied For
(IRS Employer Identification       (IRS Employer Identification
            No.)                                 No.)

601 Penn Street                     White Clay Center, Route 271
Reading, Pennsylvania  19601        Newark, Delaware  19711
(Address of principal execu-       (Address of principal execu-
tive offices)                       tive offices)


If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the
Act:

                                   Name of each exchange on
   Title of each class             which each class is to be
   to be so registered             registered

 Trust Preferred Securities     American Stock Exchange, Inc.


                Securities to be registered pursuant to
                     section 12(g) of the Act:

                               None
                         (Title of class)



Item 1.  Description of Registrant's Securities to be
         Registered.

     For a full description of MBNK Capital Trust I's 9.625% Trust Preferred Securities, please refer to the information contained under the captions "Description of Trust Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee," and "Relationship Among the MBNK Capital Trust Preferred Securities, The Junior Subordinated Debentures and the Guarantee" in the Prospectus that forms a part of the Registrant's Registration Statement No. 333-86943 on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Item 2.  Exhibits.

         1. Amended and Restated Trust Agreement of MBNK Capital Trust I (Incorporated herein by reference to Exhibit 4.5 of the Registrant's Registration Statement No. 333-86943 on
                Form SB-3 filed with the Commission on
                September 10, 1999).

         2.     Certificate of Trust of MBNK Capital Trust I.
                (Incorporated herein by reference to Exhibit 4.3 of the Registrant's Registration Statement
                No. 333-86943 on Form SB-3 filed with the Commission on September 10, 1999).

         3.     Form of Preferred Security Certificate for MBNK
                Capital Trust I (Incorporated herein by reference to Exhibit 4.6 of the Registrant's
                Registration Statement No. 333-86943 on
                Form SB-3 filed with the Commission on
                September 10, 1999).

         4. Form of Guarantee Agreement of Main Street Bancorp, Inc. relating to the MBNK Capital Trust Securities (Incorporated herein by reference to Exhibit 4.7 of the Registrant's Registration Statement No. 333-86943 on Form SB-3 filed with the Commission on September 10, 1999).

         5. Form of Junior Subordinated Indenture between Main Street Bancorp, Inc. and The Bank of New York (Incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement No. 333-86943 on Form SB-3 filed with the Commission on September 10, 1999).

         6. Form of Junior Subordinated Indenture (Contained in Exhibit 5 above)



                           SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly authorized this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  December 9, 1999

MAIN STREET BANCORP, INC.     MBNK CAPITAL TRUST I

By:/s/ Donna L. Rickert       By:  MAIN STREET BANCORP, INC.
   Donna L. Rickert,
   Senior Vice President      As Depositor
   and Principal Accounting
   Officer                    /s/ Donna L. Rickert
                              Donna L. Rickert,
                              Senior Vice President and
                              Principal Accounting Officer



                          EXHIBIT INDEX

NUMBER     DESCRIPTION

  1.       Amended and Restated Trust Agreement of MBNK Capital
           Trust I (Incorporated herein by reference to Exhibit 4.5 of the Registrant's Registration
           Statement No. 333-86943 on Form SB-3 filed with the
           Commission on September 10, 1999).

  2.       Certificate of Trust of MBNK Capital Trust I.
           (Incorporated herein by reference to Exhibit 4.3 of the Registrant's Registration Statement No. 333-86943 on Form SB-3 filed with the Commission on September 10, 1999).

  3. Form of Preferred Security Certificate for MBNK Capital Trust I (Incorporated herein by reference to Exhibit 4.6 of the Registrant's Registration Statement No. 333-86943 on Form SB-3 filed with the Commission on September 10, 1999).

  4.        Form of Guarantee Agreement of Main Street Bancorp,
            Inc. relating to the   MBNK Capital Trust Securities
            (Incorporated herein by reference to Exhibit 4.7 of the Registrant's Registration Statement No. 333-86943 on Form SB-3 filed with the Commission on September 10, 1999).

  5. Form of Junior Subordinated Indenture between Main Street Bancorp, Inc. and The Bank of New York (Incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement No. 333-86943 on Form SB-3 filed with the Commission on September 10, 1999).

  6.        Form of Junior Subordinated Indenture (Contained in
            Exhibit 5 above)